Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-185240 and 333-190963) and Form F-3 (No. 333-190965) of Stratasys Ltd. of our report dated March 21, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 21, 2016	Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited